UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, 2nd Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 230.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2018, at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Caladrius Biosciences, Inc. (the "Company"), the stockholders voted on and approved the six proposals listed below. The following is a brief description of each matter voted upon at the Annual Meeting (for a full description of each such matter see the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2018 (the "Proxy Statement")), as well as the final voting results with respect to each such matter:

Proposal 1. The stockholders re-elected Gregory B. Brown, MD and David J. Mazzo, PhD as Class II directors until the annual meeting to be held in 2021. The final voting results with respect to Gregory B. Brown, MD were as follows: 4,513,711 votes for; 558,931 votes against; 39,497 votes abstaining and 2,853,785 broker non-votes. The final voting results with respect to David J. Mazzo, PhD were as follows: 4,707,084 votes for; 358,656 votes against; 46,399 votes abstaining and 2,853,785 broker non-votes.

Proposal 2. The stockholders approved the adoption of the Caladrius Biosciences, Inc. 2018 Equity Incentive Compensation Plan. The final voting results with respect to this Proposal were as follows: 4,132,731 votes for; 971,575 votes against; 7,833 votes abstaining and 2,853,785 broker non-votes.

Proposal 3. The stockholders approved an amendment to the 2017 Employee Stock Purchase Plan to increase the number of shares available to 500,000. The final voting results with respect to this Proposal were as follows: 4,702,014 votes for; 398,354 votes against; 11,771 votes abstaining and 2,853,785 broker non-votes.

Proposal 4. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results with respect to this Proposal were as follows: 7,583,698 votes for; 351,101 votes against; 31,125 votes abstaining and 0 broker non-votes.

Proposal 5. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company's named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 4,078,120 votes for; 1,016,600 votes against; 17,419 votes abstaining and 2,853,785 broker non-votes.

Proposal 6. The stockholders approved an adjournment or postponement of the Annual Meeting, if necessary, if there were not sufficient votes to provide a quorum. The final voting results with respect to this Proposal were as follows: 6,778,859 votes for; 1,144,330 votes against; 42,735 votes abstaining and 0 broker non-votes.

Item 7.01. Regulation FD Disclosure.

On June 19, 2018, the Company issued a press release announcing that the U.S. Food and Drug Administration has granted regenerative medicine advanced therapy designation to the Company’s late-stage CD34+ cell therapy program for the treatment of refractory angina. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Number        Description

10.1
2018 Equity Incentive Compensation Plan (incorporated by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2018).

10.2
Amendment to 2017 Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2018).

99.1	Press release, dated June 19, 2018.
_______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	President and Chief Executive Officer

Dated:    June 20, 2018